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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 15, 2010, relating to the financial statements of A123 Systems, Inc., appearing in the Annual Report on Form 10-K of A123 Systems, Inc. for the year ended December 31, 2009, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 15, 2010

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  Exhibit 23.1